                                                                    EXHIBIT 10.1


                          AGREEMENT CONCERNING VOTING
                          ---------------------------

     This Agreement Concerning Voting (as the same may be amended, modified, or supplemented from time to time in accordance with the terms hereof, this "Agreement") is entered into by (i) Covad Communications Group, Inc. ("Covad" or the "Company") and (ii) the undersigned holders (each a "Consenting Noteholder") of any of the Company's 13.5% Senior Notes due 2008, 12.5% Senior Notes due 2009, 12% Senior Notes due 2010, and 6.0% Convertible Notes due 2005 (collectively, the "Notes") in connection with a proposed financial restructuring of the Company which is proposed to be accomplished by means of a pre-negotiated plan of reorganization of the Company based upon the term sheet annexed hereto as Appendix 1 (the "Plan") pursuant to Chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") to be confirmed by a United States Bankruptcy Court (the "Bankruptcy Court").

     In consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Consenting Noteholder (collectively, the "Parties"), intending to be legally bound, hereby agree as follows:

1.   Representations and Warranties: Consenting Noteholders and Company
     ------------------------------------------------------------------
     Agreements.
     ----------

     a. Each of the Consenting Noteholders represents that it is (i) the sole beneficial owner of the principal amount of Notes set forth below next to its signature as of the date hereof and/or the investment advisor or manager for the beneficial owners of such Notes, as indicated on the signature pages below, having the power to vote and to dispose of such Notes on behalf of such beneficial owners, and (ii) entitled (for its own account or for the account of other persons claiming through
          it) to all of the rights and economic benefits of such Notes (any of such Notes, the "Relevant Notes").

     b. Each of the Consenting Noteholders represents that: (i) it has made no prior assignment, sale, participation, grant, conveyance, or other transfer of, and has not entered into any other agreement to assign, sell, participate, grant, or otherwise transfer, in whole or in part, any portion of its right, title, or interest in the Relevant Notes,
          (ii) it is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization with all requisite corporate power and authority to execute this Agreement and to consummate the transactions contemplated hereby; (iii) it has full corporate power and authority to execute and deliver and to perform its obligations under this Agreement, and the execution, delivery and performance hereof, and the instruments and documents required to be executed by it in connection herewith (a) have been duly and validly authorized by it and (b) are not in contravention of its organizational documents or any material agreement applicable to it; and (iv) no proceeding, litigation, or adversary proceeding before any court, arbitrator, or administrative or governmental body is pending against it which would adversely affect its ability to enter into this Agreement or to perform is obligations hereunder.

     c. The Company hereby represents and warrants that (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with all requisite corporate power and authority to execute this Agreement and to consummate the transactions contemplated hereby; (ii) it has full corporate power and authority to execute and deliver and to perform its obligations under this Agreement, and the execution, delivery, and performance hereof, and the instruments and documents required to be executed by it in connection herewith (a) have been duly and validly authorized by it and (b) are not in contravention of its organizational documents or any material agreement applicable to it; and (iii) no proceeding, litigation, or adversary proceeding before any court, arbitrator, or administrative or governmental body is pending against it which would adversely affect its ability to enter into this Agreement or to perform its obligations hereunder.

2.   Consent to Plan Treatment.
     --------------------------

     Each of the Consenting Noteholders agrees and covenants that, subject to
(i) Sections 3 and 7 hereof, (ii) the Company being in full compliance with its obligations hereunder, (iii) the Company' representations and warranties set forth herein being true and correct, and (iv) receipt by such Consenting Noteholder of, and subsequent Bankruptcy Court approval of, a disclosure statement and other solicitation materials in respect of the Plan required by the Bankruptcy Code that are consistent with the terms of this Agreement and are not inconsistent with any applicable law:

     a. in connection with the Company's solicitation of ballots with respect to the Plan, and provided that the terms of the Plan are completely consistent in all respects with the terms of the term sheet attached hereto as Appendix 1 (the "Term Sheet"), (i) the Company will cause the Bankruptcy Court to allow, or will provide in the Plan for the deemed allowance of, each Consenting Noteholder's claim based on the Relevant Notes (the "Allowed Claim"), and (ii) each of the Consenting Noteholders will timely vote (or, with respect to managed accounts, cause to be voted) its Allowed Claim then owned by such Consenting Noteholder in favor of the Plan by causing the delivery of its duly executed and completed ballot in favor of the Plan and will not change or withdraw (or cause to be changed or withdrawn) such vote(s).

     b. so long as it remains the beneficial owner of, and/or investment advisor or manager with respect to, the Relevant Notes, and so long as the Plan is completely consistent in all respects with the Term Sheet, each of the Consenting Noteholders will not at any time prior to the termination of this Agreement vote (or cause to be voted) in favor of, or otherwise propose, file, support, or encourage the filing of, directly or indirectly, any workout, restructuring, plan of reorganization, or plan of liquidation concerning the Company other than the Plan;

     c. each of the Consenting Noteholders will not sell, transfer, pledge, hypothecate, or assign any of the Relevant Notes or any voting or participation or other interest therein prior to an Agreement Termination Event except to a purchaser or other entity who agrees prior to such transfer to be bound by all of the terms of this Agreement with respect to the Relevant Notes being transferred to such purchaser, which agreement shall be confirmed in writing (which writing may include a trade confirmation issued by a broker or dealer, acting as principal or as agent for the purchaser, stating that such agreement is a term of such transfer), in which event the Company shall be deemed to have acknowledged that its obligations to the Consenting Noteholder hereunder shall be deemed to constitute obligations in favor of such purchaser, and the Company shall confirm promptly that acknowledgment in writing if requested;

     d. each of the Consenting Noteholders will not (i) object to, delay, impede, or take any other action to interfere, directly or indirectly, with acceptance, confirmation, or implementation of the Plan or approval of the disclosure statement associated with the Plan ("Disclosure Statement") (except as set forth in (f) below), or (ii) encourage in any fashion any person or entity to do any of the foregoing;

     e. each of the Consenting Noteholders will (i) support and render such reasonable assistance requested by Company in the filing of the Plan,
          (ii) support and render such reasonable assistance requested by Company in the filing of the Disclosure Statement and (iii) permit disclosure in the Disclosure Statement of the existence and substance of this Agreement, including the Term Sheet; and

     f. so long as the Disclosure Statement is filed in conjunction with a plan that is completely consistent in all respects with the terms of the Term Sheet, and other than suggesting additional disclosure for or the elimination of excess disclosure from the Disclosure Statement, each of the Consenting Noteholders will not object to or otherwise commence any proceeding to oppose or to alter the Disclosure Statement and will not take any action which would delay approval of the Disclosure Statement.

     The Company hereby covenants and agrees (a) to propose promptly the Plan such that the Plan is completely consistent in all respects with the terms described in the Term Sheet in accordance with the timeframe contemplated by the Term Sheet and Section 3 hereof, (b) as to the treatment to be afforded each of the Consenting Noteholders, not to modify the Plan in any respect without the consent of the Consenting Noteholders, (c) not to propose, file, support, encourage, vote for, or engage in discussions with any person or entity concerning any restructuring, workout or plan of reorganization other than the Plan, (d) permit disclosure in the Disclosure Statement of the existence and substance of this Agreement, including the Term Sheet, (e) take any action to encourage or support any Consenting Noteholder to breach its Agreement Concerning Voting with the Company, and (f) take any action to encourage or support any creditor to vote against the Plan or, in any regard, to oppose approval of the Disclosure Statement or confirmation of the Plan.

4.   Termination of Agreement.
     ------------------------

     a. This Agreement shall terminate upon the occurrence of any Agreement Termination Event (as defined below), unless the occurrence of such Agreement Termination Event is waived in writing by such Consenting Noteholder. If any Agreement Termination Event occurs (and has not been waived) at a time when Bankruptcy Court permission shall be required for a Consenting Noteholder to change or to withdraw (or cause to be changed or withdrawn) its vote(s) in favor of the Plan, the Company and the other Parties to this Agreement shall not oppose any attempt by such Consenting Noteholder to change or to withdraw (or cause to be changed or withdrawn) such vote(s) at such time.

     b. For the purposes hereof an "Agreement Termination Event" shall mean any of the following:

          i. the filing of a petition under the Bankruptcy Code in respect of the Company (the "Petition") shall not have occurred on or before August 15, 2001;
          ii. the filing of the Plan and the Disclosure Statement shall not have occurred by September 14, 2001;
          iii. the solicitation of acceptances with respect to the Plan shall not have occurred by November 14, 2001
          iv. the effective date of the Plan shall not have occurred by January 14, 2002;
          v. there occurs any change in the terms of the Plan affecting the treatment of the Notes, as a class, not previously consented to by the Consenting Noteholder whose obligations hereunder are to be terminated;
          vi. the Company takes any action inconsistent with the timely pursuit of confirmation of the Plan in accordance with the timeframe set forth in this Section 3;
          vii. the Company files a plan, or solicits votes on a prepackaged or pre-negotiated Chapter 11 plan of reorganization, which contains terms that are inconsistent in any respect with the terms described on Appendix 1;
          viii. the Company's Chapter 11 is dismissed or is converted to a case under Chapter 7 of the Bankruptcy Code.

     The Consenting Noteholders shall have no liability to Company or each other in respect of any termination of this Agreement in accordance with the terms hereof.

4.   Further Acquisition of Securities.  This Agreement shall in no way be
     ---------------------------------
     construed to preclude the Consenting Noteholders from selling Notes or from acquiring additional Notes. However, any such additional Notes so acquired shall automatically be deemed to be Relevant Notes and to be subject to all of the terms of this Agreement. This Agreement shall in no way be construed to preclude the Consenting Noteholders from acquiring any other securities of Company, provided, however, that such securities may not be utilized by the Consenting Noteholders in contravention of the tenor of the Term Sheet and of this Agreement. The Consenting Noteholders further agree that, subject to their receipt of solicitation materials in respect of the Plan that are completely consistent in all respects with the terms of the Plan described on Appendix 1 and with the terms of this Agreement and are not inconsistent with any applicable law, they will vote (or cause to be voted) any such additional Notes in favor of the Plan, and shall not change or withdraw (or cause to be changed or withdrawn) such vote(s), for so long as this Agreement remains in effect by its terms.

5.   Amendments.  This Agreement may not be modified, amended or supplemented
     ----------
     except in writing signed by the party against whom the amendment is sought to be enforced.

6.   Disclosure of Individual Holdings.  Unless required by applicable law or
     ---------------------------------
     regulation (including, without limitation, the Bankruptcy Code and the United States securities laws and any rules or regulations of the Securities and Exchange Commission) or court order, which law, regulation, or order may require disclosure of the following, the Company shall not disclose any Consenting Noteholder's holdings of Relevant Notes without the prior written consent of the Consenting Noteholder whose individual holdings are to be disclosed. The foregoing shall not prohibit the Company from disclosing the approximate aggregate amount of Notes held by all Consenting Noteholders, each as a group, as the case may be, whether such disclosure is required by law, regulation or court order.

7.   Impact of Appointment to Creditors' Committee.  Notwithstanding anything
     ---------------------------------------------
     contained herein to the contrary, if any Consenting Noteholder is appointed to and serves on a committee of creditors in the Company's Chapter 11 case, the terms of this Agreement shall not limit such Consenting Noteholder's exercise, in its sole discretion, of its fiduciary duties to any person arising from its serving on such committee of creditors, and any such exercise in the sole discretion of such Consenting Noteholder of its fiduciary duties arising from its serving on such committee of creditors shall not be deemed to constitute a breach of the terms of this Agreement (but the fact of such service on such committee shall not otherwise affect the continuing validity or enforceability of this Agreement). The foregoing shall not modify or limit the obligations of Consenting Noteholders to vote their individual holdings of Relevant Notes and to take the other actions required under this Agreement in their non-committee capacity.

8.   Governing Law; Jurisdiction; Service of Process.  This Agreement shall be
     -----------------------------------------------
     governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provision which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the Parties hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the Bankruptcy Court, and, by execution and delivery of this Agreement, each of the parties hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding. In the event any such action, suit or proceeding is commenced, the Parties hereby agree and consent that service of process may be made, and personal jurisdiction over any party hereto in any such action, suit or proceeding may be obtained by service of a copy of the summons, complaint and other pleadings required to commence such action, suit or proceeding upon the party at the address of such party set forth in Section 14 hereof unless another address has been designated by such party in a notice given to the other parties in accordance with Section 14 hereof.

9.   Specific Performance.  It is understood and agreed by the Parties that
     --------------------
     money damages would not be a sufficient remedy for any breach of this Agreement by any party and each non-breaching party shall be entitled to specific performance and injunctive or other equitable relief as a non-exclusive remedy of any such breach.

10.  Headings.  The headings of the Sections, paragraphs and subsections of this
     --------
     Agreement are inserted for convenience only and shall not affect the interpretation hereof.

11.  Binding Agreement Successors and Assigns; Joint and Several Obligations.
     -----------------------------------------------------------------------
     This Agreement shall be binding upon the Parties only upon the execution and delivery of this Agreement by the Consenting Noteholders listed on the signature pages hereto and the Company. This Agreement is intended to bind and to inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives. The agreements, representations and obligations of the Consenting Noteholders under this Agreement are several only and not joint in any respects. Each Consenting Noteholder is agreeing only with the Company, and not with any other holder of Notes.

12.  Prior Negotiations.  This Agreement, Appendix 1, and the agreements
     ------------------
     described in this Agreement and Appendix 1 (including the Plan) supersede all prior negotiations with respect to the subject matter hereof; provided, however, that nothing herein is intended to supersede any prior agreement between the parties in respect of the issue of confidentiality.

13.  Counterparts.  This Agreement may be executed in one or more counterparts
     ------------
     (including by telecopier), each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

14.  Notices.  All demands, notices, requests, consents, and communications
     -------
     hereunder shall be in writing and shall be deemed to have been duly given if personally delivered by courier service, messenger, or telecopy at, or if duly deposited in the mails, by certified or registered mail, postage prepaid-return receipt requested, to the following addresses, or such other addresses as may be furnished hereafter by notice in writing, to the following Parties:

     (a)  if to Company, to:

          Covad Communications Group, Inc.
          4250 Burton Drive
          Santa Clara, CA  95054
          Attn:  Brad Sonnenberg, Esq.
          Telecopy:  408-987-1111

          With a copy to:

          Brad R. Godshall, Esq.
          Pachulski, Stang, Ziehl, Young & Jones
          10100 Santa Monica Boulevard,
          Suite 1100Los Angeles, CA  90067
          Telecopy:  310-201-0760

     (b)  if to any Consenting Noteholder, to:

          such Consenting Noteholder at the address or telecopy number shown for such holder on the applicable signature page hereto, to the attention of the person who has signed this Agreement on behalf of such holder.

          With a copy to:

          David S. Rosner, Esq.
          Kasowitz, Benson, Torres & Friedman LLP
          1633 Broadway
          New York, NY 10019
          Telecopy: 212-506-1800

15.  Further Assurances.  Each of the Parties hereto agrees to execute and to
     ------------------
     deliver, or to cause to be executed and delivered, all such instruments, and to take all such action as the other parties may reasonably request in order to effectuate the intent and purposes of, and to carry out the terms of, this Agreement.

16.  Approval of the Term Sheet.  Each of the Parties hereto agree to the term
     --------------------------
     sheet which is annexed hereto as Appendix 1 the terms of which are incorporated herein by reference as if fully set forth herein.

17.  Effectiveness of the Agreement.  This Agreement and the obligations
     ------------------------------
     described herein shall become effective only upon the occurrence of the following events: (i) the Company and Consenting Noteholders holding at least 50% of the Notes in terms of amount execute this Agreement; (ii) the execution of an escrow agreement in the form of Exhibit A to the Term Sheet (the "Escrow Agreement") and of the Certificate of Designation in the form of Exhibit B to the Term Sheet; and (iii) the placement of the Cash Consideration (as defined in the Term Sheet) into escrow in accordance with the Escrow Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth below.

     Dated: August __, 2001

                              COVAD COMMUNICATIONS GROUP, INC.
                              4250 Burton Drive
                              Santa Clara, CA  95054


                              By:______________________________________

                              Name:____________________________________

                              Title:_____________________________________


     CONSENTING NOTEHOLDERS:
     Principal Amount:  $____________________________

     Type of Note(s):________________________________

     Name:___________________________________________

     Address:________________________________________

     By:_____________________________________________

     Title:__________________________________________

                                  Appendix 1

                              Settlement Proposal

                                   Term Sheet


Notes Defined               13.5% Senior Discount Notes due 2008 ("Discount
                            Notes"),12.5 Senior Reserve Notes due 2009 ("Reserve
                            Notes"), 12.0% Senior Notes due 2010 ("Senior
                            Notes") and 6.0% Convertible Senior Notes due 2005
                            ("Convertible Notes") (collectively, "Notes")

Exchange of Securities      Holders of the Notes ("Noteholders" or "Holders"),
                            including those on the four-member steering committee of Noteholders with whom Covad has negotiated this Term Sheet ("Committee"), shall exchange claims based upon Notes for consideration from Covad Communications Group, Inc. ("Covad" or the "Company")
Note Claims Defined

Principal                   All claims for principal repayment

Accrued Interest            All claims for accrued and unpaid interest through
                            the date of exchange

Litigation                  All other claims held by Holders against the Company
                            or its past and present directors, officers, and employees ("Released Parties") arising out of or related to the Notes currently or previously owned by such Holder. Each Holder shall also covenant not to initiate a new suit but may participate in any existing or future lawsuit against any of the Released Parties in respect of the purchase or sale of any other securities of the Company.
Consideration

Cash (a) $256,742,438 in cash (assuming a filing date of August 15, 2001) (the "Cash Consideration") to be distributed, pro rata, based on the allowed amount of their claims under the Notes, to the Holders as to which (i) the claims based on the Senior Notes and the Convertible Notes include principal and accrued but unpaid interest up to the date of the filing of the Company's chapter 11 case ("Filing Date"), (ii) the claims based on the Reserve Notes include principal but not unpaid interest accrued to the Filing Date (so long as this claim amount is consistent with applicable bankruptcy law), and
                            (iii) the claims based on the Discount Notes include principal accreted as of the Filing Date.(b) All restricted cash escrowed at The Bank of New York attributable to the Reserve Notes (minus any standard escrow fees but including interest thereon through the date of distribution), totaling approximately $26.3 million, to be distributed, pro rata, based on the principal amount of the Reserve Notes, to the Holders of the Reserve Notes.

Mandatorily                 Pro rata distribution in the same manner as for the
Convertible Preferred       Cash Consideration in (a) above of $100 million
Stock                       (which is deemed to be the aggregate liquidation
                            preference) of Mandatorily Convertible Preferred
                            Stock ("Preferred") which is convertible by the Company in whole or in part into the Company's
                            Common Stock ("Common Stock") upon the occurrence of Conversion Events (as defined and specified below).
                            The Preferred outstanding from time to time shall be nonvoting and subordinated in right to all to be issued debt or senior preferred equity securities issued in conjunction with a Conversion Event.
Additional Features of
Mandatorily
Convertible Preferred
Stock                       The Company, at its election, may convert one fifth
                            of the Preferred for every $15 million raised through one or more Conversion Events until all of the Preferred is converted. There shall not be any exercise price upon conversion. Each one fifth of Preferred so converted shall convert into one-fifth of the Underlying Shares (as defined below). The
                            Preferred is redeemable in cash at par (face amount) by the Company (at the option of the Company) at any time after issuance and prior to conversion upon thirty days' prior notice to Noteholders. The
                            Preferred is convertible at any time at the option of the Holder into Common Stock calculated as set forth below.

Equity Upon                 The Preferred in the aggregate shall convert into
Conversion                  15% ownership of the existing Common Stock (the
                            "Underlying Shares"), subject to the antidilution protections reflected in the Certificate (as defined below). The Underlying Shares total approximately
                            32,000,000.

Conversion Event            Only the following events resulting in the infusion
Defined                     of cash into Covad constitute "Conversion Events":
                            (a) The closing and draw upon of a bona fide secured or unsecured loan to Covad by any third party other than an Affiliate (as defined below) entered into on an arms' length basis, on market terms, for use in Covad's business operations and maturing not earlier than nine months from the date of confirmation of the Company's chapter 11 plan ("Confirmation Date").
                            (b) The closing of an equity investment in Covad by any third party other than an Affiliate that is not, prior to nine months from the Confirmation Date, subject to any put or call nor is otherwise redeemable. (c) The closing of an infusion in cash in Covad by SBC, whether in settlement of contract claims by Covad against SBC or the prepayment of SBC's contractual obligations to Covad, or otherwise, that is not refundable or repayable before nine months following the Confirmation Date.
                            (d) The settlement of any pending, future or contemplated litigation by Covad against any person that is not refundable or repayable before nine months following the Confirmation Date. For purposes of this term sheet, "Affiliate" shall have the meaning set forth in Rule 405 of the Securities Act of 1933. A Conversion Event includes any combination of any of the foregoing events.The following events, regardless of whether they result in an infusion of cash into Covad, are not "Conversion Events,"
                            ("Nonconversion Events"): (x) The merger of Covad into any entity or of any entity into Covad, regardless of how structured. (y)__The sale, liquidation, or exchange by Covad of any or all of its assets other than as provided in c. and d.
                            above.The Company and its adviser, Houlihan Lokey
                            Howard & Zukin ("HLHZ"), represent (in the case of
                            HLHZ, solely to the best of its knowledge) to the Noteholders that, as of July 25, 2001 the Company has neither sent to nor received from any party a term sheet proposing a transaction that, if consummated, would constitute a Nonconversion Event.

Liquidation Preference      The unconverted portion of the Preferred shall be
                            entitled to be paid a liquidation preference up to the outstanding "par value" of such Preferred ($100 million at issuance). As provided in the Certificate, the Company shall not tender for, repurchase, or redeem any existing Common Stock other than a maximum of 260,000 shares of Common
                            Stock in the aggregate that may be repurchased pursuant to existing restricted stock grants for which the Company may pay no more than $400,000 in the aggregate, nor shall the Company pay any dividend on, or make any distribution on account of, the Common Stock while any of the Preferred is outstanding. The liquidation preference shall be payable in whole or in part on the Preferred as set forth below in the same form as such consideration is received by Covad or its shareholders, as the case may be, immediately in the following events
                            ("Immediate Payment Events"): (a) the merger of
                            Covad into any entity or of any entity into Covad, regardless of how structured; or (b) the sale, transfer, or other disposition of all or substantially all of the Company's assets in a single transaction or series of related transactions. For the purposes hereof, the value of consideration received by Covad shall be (i) the amount of cash, cash equivalents, (ii) the average market value of readily marketable securities for the twenty trading days prior to closing, and (iii) for all other forms of consideration, if the parties cannot agree amongst themselves on the value of such consideration, as conclusively determined by an independent third-party financial expert jointly selected by Covad and the Committee.

Cash Segregation            If Noteholders holding 50% of the Notes (in terms of
                            principal amount) execute and deliver to the Company an Agreement Concerning Voting substantially identical to the Agreement to which this Term Sheet is a part (the "ACV") on or before August 3, 2001, the Company shall place the Cash Consideration into escrow in accordance with an escrow agreement (the
                            "Escrow Agreement" and the "Escrow") attached hereto as Exhibit A with a "noteholder agent" designated by such Noteholders (the "Noteholder Agent"). The
                            Noteholder Agent shall bind himself to Covad to act only in accordance with the terms set forth herein.
                            The Escrow Agreement shall (a) include customary provisions, (b) provide for the transfer back to the Company of the Cash Consideration if (i) the ACV is breached by any of the Noteholders executing an ACV and such breach materially and negatively impacts the expected rights of or benefits to the Company under the ACVs (it expressly being agreed that a Company Return Event (as defined below) shall not arise if a breach of an ACV occurs that, by reason of ameliorative steps taken by the Company and/or other Noteholders does not have a material, negative impact on the Company), (ii) the Company files the Plan (as defined below), solicits acceptances of the Plan and Noteholders vote to reject the Plan in an amount sufficient to defeat class acceptance of the Plan (calculated as if no holders of claims other than Note Claims are included in such class) (a
                            "Company Return Event"), and (c) provide for the distribution to the Noteholders of the Cash
                            Consideration (i) on September 15, 2001 if, by such date, the Company has not filed the Plan, (ii) on November 15, 2001 if, by such date, the Company has not begun soliciting acceptances on the Plan, (iii) on January 15, 2002 if, by such date, the Plan has not gone effective by its terms and Noteholders have voted to accept the Plan in an amount necessary to achieve class acceptance (calculated as if no holders of claims other than Note Claims are included in such class), or (iv) the Plan's effective date if such date is earlier than January
                            15, 2002.The Company shall also grant the designated
                            Noteholder Agent a security interest in the Company's interest in the Cash Consideration in escrow, which security interest shall terminate automatically upon (x) a Company Return Event or (y) a notice of default is received (and not rescinded within twenty days of receipt) under any of the indentures relating to the Notes by reason of the grant of such security interest.

Fees and Expenses           Prior to the Filing Date, Covad shall pay in full
                            all outstanding fees and expenses of the Committee's professionals. On the effective date of Covad's chapter 11 plan ("Effective Date"), Covad shall pay in full all then outstanding fees and expenses of the Committee's professionals arising first after the Filing Date, subject to Bankruptcy Court approval.

Freely Tradeable            The Preferred and the Common Stock into which the
Securities                  Preferred is converted shall be afforded all
                            benefits of Bankruptcy Code (S) 1145 and such provisions shall be included in the order confirming the Company's Plan (as defined below) (the
                            "Confirmation Order"). Additionally, any Noteholders who, based on holdings of the Notes, receive more than 10% of the Preferred, to the extent each holds more than 10% of the Preferred at the time of the demand ("10% Holders"), collectively may demand one registration for the resale of the Preferred which shall reasonably remain effective for a period, and which shall be subject to such blackout periods and other terms and conditions set forth in a Registration Rights Agreement, to be agreed to by Covad and such 10% Holders giving due regard for the burden to Covad imposed by this registration requirement.

Chapter 11 Plan             The transactions contemplated by this Term Sheet
                            shall be effectuated through confirmation by Covad of a chapter 11 plan ("Plan"). The Plan among other things: (a) shall provide for the treatment of the Notes as described in this Term Sheet with a distribution from the Escrow being treated as a distribution from assets of the Company's bankruptcy estate; (b) shall be legally confirmable as a matter of fact and law; (c) shall comply in all respects with the requirements set forth in Sections 1123(a) and 1129 of the Bankruptcy Code; (d) shall expressly provide for the possible posteffective date sale or liquidation of the Covad's assets and the distribution of the proceeds therefrom, in accordance with Section 1129 of the Bankruptcy Code, in the event that Covad is unable to continue operations; (e) may include other creditor claims within the class of holders of Note Claims but which, in any event, must provide for the delivery of the aggregate consideration payable on Note
                            Claims under this Term Sheet solely to the Holders;
                            (f) may, at the discretion of the Company, leave any or all allowed claims other than Note Claims unimpaired; and (g) shall provide for necessary amendments to the Company's articles of incorporation and the filing of the certificate of designation in respect of the Preferred substantially in the form of Exhibit B hereto (the
                            "Certificate"). The petition for bankruptcy shall be filed in the Bankruptcy Court for the District of Delaware to the extent legally permissible and the Company shall oppose in good faith any motion to change venue. The Company shall use its best efforts to have the Escrow Agreement assumed in the bankruptcy case. The motion concerning such assumption shall be filed on the first day of the bankruptcy case and shall be advanced by the Company without delay.

                                   EXHIBIT B

                           CERTIFICATE OF DESIGNATION
                  AND DETERMINATION OF RIGHTS AND PREFERENCES
                   OF SERIES A CONVERTIBLE PREFERRED STOCK OF
                        COVAD COMMUNICATIONS GROUP, INC.

     Covad Communications Group, Inc., a Delaware corporation (the

"Corporation"), acting pursuant to (S) 151 of the General Corporation Law of
 -----------
Delaware, does hereby submit the following Certificate of Designation and Determination of Rights and Preferences of its Convertible Preferred Stock, Series A ("Certificate of Designation").
           --------------------------

     FIRST:  The name of the Corporation is Covad Communications Group, Inc.

     SECOND: By unanimous consent of the Board of Directors of the Corporation dated ___________, 2001, the following resolutions were duly adopted:

     WHEREAS the Certificate of Incorporation ("Certificate of Incorporation")
                                                ----------------------------
of the Corporation authorizes Preferred Stock ("Preferred Stock") consisting of
                                                ---------------
[_______________ (__________)] shares, par value $[___] per share, issuable from time to time in one or more series; and

     WHEREAS the Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and by the provisions of Article IV of the Corporation's Certificate of Incorporation, as amended, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

     WHEREAS it is the desire of the Board of Directors to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences and limitations of the shares of such new series;

     NOW, THEREFORE, BE IT RESOLVED that pursuant to Article IV of the Certificate of Incorporation there is hereby established a new series of [_________ (________)] shares of convertible preferred stock of the Corporation (the "Series A Convertible Preferred Stock") to have the following rights,
      ------------------------------------
preferences, powers, restrictions and limitations:

     Section 1.  Dividends.

     So long as shares of Series A Convertible Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock, (i) pay, or declare and set aside for payment, any dividend of cash, property or stock on any share of any class or series of capital stock, including, without limitation, any other series of Preferred Stock or any Common Stock ("Common Stock") (other than stock dividends giving rise to an adjustment
        ------------
under Section 4(c) hereof) or (ii) purchase, repurchase or redeem any share of any class or series of capital stock, including, without limitation, any other series of Preferred Stock or any Common Stock (other than a purchase or redemption made by issuance for delivery of Junior Stock for Junior Stock, Parity Stock or Senior Stock (in each case, as defined herein), Parity Stock for Parity Stock or Senior Stock or Senior Stock for Senior Stock); provided, however, that the Corporation
                                         --------  -------
may, without such a vote, (a) repurchase shares of Common Stock for a maximum aggregate consideration of $400,000 issued upon the exercise of stock purchase rights granted to officers, directors, consultants and employees of the Corporation under the terms of repurchase agreements substantially similar in form to the repurchase agreements existing as of the date hereof, at a repurchase price that is below the Trading Price (as defined below) of the Common Stock; (b) pay, or declare and set aside for payment, any dividend of cash, property or stock on shares of Senior Stock or Parity Stock which were issued in connection with a Conversion Event (as defined herein), for an amount which shall not exceed 20% per annum of the liquidation preference of such a share; and (c) upon the expiration of nine (9) months from the Confirmation Date (as hereafter defined), purchase, repurchase or redeem shares of Senior Stock or Parity Stock which were issued in connection with a Conversion Event, for an amount which shall not exceed the value of the consideration received by the Corporation in respect of such shares of stock (plus accrued and unpaid dividends, if any). For purposes of this Section, "Trading Price" means the
                                                   -------------
closing sales price, or average between the closing bid and ask prices if there is no closing sales price, on the last day preceding the repurchase date on which there were trades in the Common Stock.

     Section 2.  Liquidation, Dissolution, or Winding-Up.

     (a)  Distributions.   In the event of any liquidation, dissolution or
winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the holders of outstanding shares of Series A Convertible
 -----------
Preferred Stock shall be entitled to be paid, out of the assets of the Corporation available for distribution to stockholders, before any payment shall be made to or set aside for the holders of Junior Stock, an amount equal to $[____] per share of Series A Convertible Preferred Stock (the "Series A
                                                                --------
Liquidation Value") (such amount to be subject to proportionate adjustment in
-----------------
the event of any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event occurring after the effective date of the Plan (as defined below) with respect to the Series A Convertible Preferred Stock, plus all declared but unpaid dividends on the Series A Convertible Preferred Stock through the date of such Liquidation). [Note: The Series A Liquidation Value will be equal to $100 million divided by the number of shares of Series A Convertible Preferred Stock that are issued in the Plan.]

     If upon any Liquidation, the assets lawfully available to be distributed to the holders of Series A Convertible Preferred Stock under this Section 2(a) are insufficient to permit payment to such stockholders of the full amount payable pursuant to the preceding paragraph, then the holders of Series A Convertible Preferred Stock and any Parity Stock will share equally and ratably in any distribution of assets of the Corporation lawfully available for distribution in proportion to the full liquidation preference and accumulated and unpaid dividends, if any, to which each is entitled.

     Upon the completion of the distributions required in this paragraph (a) of this Section 2, the holders of Series A Convertible Preferred Stock as such shall have no right to or claim to any of the remaining assets of the Corporation.

     (b) Non-Cash Distributions. In the event of a Liquidation resulting in the availability of assets other than cash for distribution to the holders of shares of Series A Convertible Preferred Stock, the holders of Series A Convertible Preferred Stock shall be entitled to a distribution of cash and/or other assets equal in value to the Series A Liquidation Value. In the event that such distribution to the holders of shares of Series A Convertible Preferred Stock shall include any assets other than cash, the value of such non-cash assets shall be determined as follows: (i) the average of the closing sales prices, or average between the closing bid and ask prices if there are no closing sales prices, of readily marketable securities for the twenty trading days prior to the delivery of notice by the Corporation to the holders of Series A Convertible Preferred Stock with respect to the Liquidation pursuant to
Section 8, and (ii) for all other forms of assets, the Board of Directors shall first determine in good faith the value of such assets for such purpose, and shall notify all holders of shares of Series A Convertible Preferred Stock of such determination. The value of such assets for purposes of the distribution under this Section 2(b) shall be the value as so determined by the Board of Directors, unless one or more of the members of the Steering Committee (as defined below) who continue to be holders of shares of Series A Convertible Preferred Stock or, in the absence of any such members, the holders of at least 25% of the outstanding shares of Series A Convertible Preferred Stock, shall object thereto in writing within 30 days after the date of such notice. In the event of such an objection, the value shall be conclusively determined by an independent third party financial expert (to be jointly selected by the Corporation and the objecting member(s) of the Steering Committee or the holders of at least 25% of the outstanding shares of Series A Convertible Preferred Stock, as applicable), at the Corporation's expense and shall be binding upon the Corporation and the holders of shares of Series A Convertible Preferred Stock. For purposes of this Section, "Steering Committee" means the four (4)
                                      ------------------
member steering committee of noteholders with whom the Corporation negotiated the transaction pursuant to which the Series A Convertible Preferred Stock was issued.

     Section 3.  Voting Rights.

     Except as otherwise expressly provided in this Certificate of Designation or as required by applicable law, the holder of each share of Series A Convertible Preferred Stock shall not be entitled to vote on any matters submitted to a vote of stockholders of the Corporation by virtue of holding such shares. [The following to be inserted if the Bankruptcy Court permits the Certificate of Incorporation to be amended to add the provision allowing the Board of the Corporation and the Series A Convertible Preferred to amend this Certificate of Designation: provided, however, each holder of a share of Series
                            --------  -------
A Convertible Preferred Stock shall be entitled to one vote per share of Series A Convertible Preferred Stock on each amendment to this Certificate of Designation under Section 242 of the Delaware General Corporation Law.]

     Section 4. Conversion. Shares of Series A Convertible Preferred Stock shall be subject to conversion into shares of Common Stock or other securities, properties, or rights, as set forth in this Section 4.

     (a)  Optional Conversion.

     (i) Subject to and in compliance with the provisions of this Section 4, any shares of Series A Convertible Preferred Stock (including, without limitation, those shares for which a Redemption Notice has been delivered by the Corporation under Section 5 but which shares have not yet been redeemed) may, at any time or from time to time at the option of the holder, be converted into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Convertible Preferred Stock shall be entitled upon such conversion shall be the product obtained by multiplying (A) the number of shares of Series A Convertible Preferred Stock being converted, by
(B) [____] (the "Series A Conversion Rate"). [Note: In the version of the
                 ------------------------
Certificate of Designation that will be in effect when the Plan is confirmed, the Series A Conversion Rate will be set so that the number of shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock (the "Underlying Shares") would represent fifteen percent (15%) of the shares of
 -----------------
Common Stock outstanding, as of the effective date of the Corporation's Plan, after giving effect to the issuance of the Underlying Shares and any other securities of the Corporation to be issued under the Plan on the effective date of the Plan (other than securities issued or issuable in connection with a Conversion Event), but without giving effect to any shares issued pursuant to the exercise of rights issued pursuant to the Corporation's Stockholder Protection Rights Agreement (the "Rights Agreement") or any shares, options,
                                  ----------------
warrants or other securities issued or to be issuable in connection with a Conversion Event (it being understood that a Conversion Event could occur before the effective date of the confirmed Plan and prior to the issuance of the Series A Convertible Preferred Stock). Each share of Common Stock issuable upon the exercise or conversion, as applicable, of an outstanding option, warrant or other security exercisable for or convertible into Common Stock (other than any option, warrant or other security issued or to be issuable in connection with a Conversion Event) with an exercise price or conversion price, as applicable, of less than or equal to $0.85 per share of Common Stock shall be deemed outstanding for purposes of the above calculation; provided, however, that
                                                   -----------------
rights issued or issuable pursuant to the Rights Agreement shall not be deemed outstanding for purposes of the above calculation (it being understood that the holders of the Underlying Shares issuable upon conversion of the Series A Convertible Preferred Stock shall be entitled to receive rights pursuant to the Rights Agreement to the extent that they would have been entitled to receive them pursuant to the Rights Agreement had they been holders of such Underlying Shares during the period from and after August 14, 2001 and prior to the issuance of the Series A Convertible Preferred pursuant to the Plan).]

     (ii) To exercise conversion rights under this Section 4(a), a holder of Series A Convertible Preferred Stock to be so converted shall (a) surrender the certificate or certificates representing the shares being converted to the Secretary of the Corporation at its principal office, accompanied by evidence of proper assignment thereof to the Corporation and (b) shall give written notice to the Secretary of the Corporation at that office that such holder elects to convert such shares, such written notice to include the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued and such holder's estimate of the number of shares of Common Stock issuable upon such conversion (a "Conversion Notice"). Should a
    -----------------
holder of Series A Convertible Preferred Stock wish to receive an electronic transmission of the shares of Common Stock issuable upon a conversion through the DTC's DWAC system pursuant to Section 10(d) in lieu of delivery of physical certificates, such holder shall (a) surrender the certificate or certificates representing the shares being converted to the appropriate department of the Corporation's transfer agent, accompanied by evidence of proper assignment thereof to the Corporation, (b) shall give written notice to the Corporation's transfer agent, with a copy to the Secretary of the Corporation, that such holder elects to convert such shares, such written notice to include a request that the delivery of the shares of Common Stock issuable upon such conversion be effected through the DWAC system, proper DWAC instructions to enable the Corporation's transfer agent to transmit the shares of Common Stock issuable upon such conversion to the proper DWAC account and such holder's estimate of the number of shares of Common Stock issuable upon such conversion (a "DWAC
                                                                       ----
Conversion Notice"), (c) comply with the requirements for transmissions
-----------------
through the DWAC system set forth in Section 10(d) and (d) comply with the reasonable and customary policies and procedures of the Corporation's transfer agent. The date when a Conversion Notice is delivered to the Corporation, or the date when a DWAC Conversion Notice is delivered to the Corporation's transfer agent, together with the certificate or certificates representing the shares of Series A Convertible Preferred Stock being converted, shall be the "Conversion
                                                                    ----------
Date" with respect to such shares. As promptly as practicable after the
----
Conversion Date and in compliance with applicable securities laws, the Corporation shall issue and shall deliver to the holder of the shares of Series A Convertible Preferred Stock being converted, a certificate or certificates in such denominations as such holder may request in writing for the number of full shares of Common Stock issuable upon the conversion of such shares of Series A Convertible Preferred Stock in accordance with the provisions of this Section 4, plus cash as provided in Section 4(g) below in respect of any fraction of a share of Common Stock issuable upon such conversion; provided, however,
                                                     --------  -------
that in the case of a transmission through the DWAC system in which all of the conditions set forth in this Section 4 and in Section 10(d) have been met, the Corporation shall cause its transfer agent to deliver (in accordance with, and subject to the provisions of, Section 10(d)) the number of full shares of Common Stock issuable upon the conversion of such shares of Series A Convertible Preferred Stock in accordance with the provisions of this Section 4 no later than the third trading day after the Conversion Date. In the event that the Corporation does not timely fulfill its obligation to cause its transfer agent to deliver the shares of Common Stock issuable upon the conversion of shares of Series A Convertible Preferred Stock pursuant to a DWAC Conversion Notice, the holder of the shares being converted may revoke the DWAC Conversion Notice at any time prior to the delivery or issuance of such shares. A conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Convertible Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

     (b)  Mandatory Conversion by the Corporation.

     (i) Conversion Events. The Corporation, at its election, may convert some or all of the shares of the then outstanding Series A Convertible Preferred Stock as follows:

     For each aggregate $15,000,000 raised by the Corporation in connection with one or more "Conversion Events" (as defined below), the Corporation may convert
             -----------------
up to that number of shares of Series A Convertible Preferred Stock having an aggregate Series A Liquidation Value equal to $20,000,000 into the number of fully paid and non-assessable shares of Common Stock into which such shares are then convertible, until all outstanding Series A Convertible Preferred Stock is converted. The aggregate number of shares to be converted in respect of each Conversion Event shall be apportioned among all of the holders of Series A Convertible Preferred Stock, pro rata based on the number of shares of Series A Convertible Preferred Stock held by each stockholder at the time of the Conversion Event.

     A "Conversion Event" shall mean any of the following occurring on or after
        ----------------
August 9, 2001: (a) the closing and draw upon of a bona fide secured or unsecured loan to the Corporation by any third party other than an affiliate (as that term is defined in Rule 405 of the Securities Act of 1933, hereinafter an

"Affiliate") entered into on an arms' length basis, on market terms, for use in
----------
the Corporation's business operations and maturing not earlier than nine months from the date of confirmation of the Corporation's Chapter 11 Plan of Reorganization of Covad Communications Group, Inc. (the "Plan") pursuant to
                                                         ----
which the Series A Convertible Preferred Stock was issued ("Confirmation Date");
                                                            -----------------
(b) the closing of an equity investment in the Corporation by any third party other than an Affiliate that is not, prior to nine months from the Confirmation Date, subject to any put or call nor is otherwise redeemable prior to nine months after the Confirmation Date; (c) the closing of an infusion in cash in the Corporation by SBC Communications Inc. ("SBC"), whether in settlement of
                                             ---
contract claims by the Corporation against SBC or the prepayment of SBC's contractual obligations to the Corporation, or otherwise, that is not refundable or repayable less than nine months after the Confirmation Date; or (d) the settlement of any pending, future or contemplated litigation by the Corporation against any person that is not refundable or repayable less than nine months after the Confirmation Date.

     The following events, regardless of whether they result in an infusion of cash into the Corporation, shall not be Conversion Events: (a) the merger or consolidation of the Corporation with or into another entity, regardless of how structured or (b) the sale, liquidation or exchange by the Corporation of any or all of its assets, other than in conjunction with Conversion Events described in classes (c) and (d) of the immediately preceding paragraph.

     (ii) Mechanics of Mandatory Conversion. To exercise conversion rights under this Section 4(b), the Corporation shall give written notice to each of the holders of record (at the close of business on the business day next preceding the day on which notice is given) of Series A Convertible Preferred Stock that the Corporation elects to convert shares of Series A Convertible Preferred Stock at such holder's address as the same appears on the stock register of the Corporation, which notice shall be certified by the Chief Executive Officer of the Corporation and shall set forth: (i) the amount of shares of Series A Convertible Preferred Stock being converted into Common Stock in the aggregate and for each holder of Series A Convertible Preferred Stock and (ii) a reasonably detailed description of the Conversion Event or Events. Such notice shall not contain any information which the Corporation in good faith considers to be material non-public information, unless simultaneous with the giving of such notice, the Corporation makes such information public. No defect in such notice shall render the mandatory conversion invalid. The date specified for conversion in such written notice sent by the Corporation (as long as such notice is delivered at least 15 days prior to the date specified for conversion) shall be the "Conversion Date" with respect to such shares. A s promptly as practicable
     ---------------
after the Conversion Date and compliance with applicable securities laws, the Corporation shall issue and shall deliver to the holder of the shares of Series A Convertible Preferred Stock being converted, a certificate or certificates in such denominations as such holder may request in writing for the number of full shares of Common Stock issuable upon the conversion of such shares of Series A Convertible Preferred Stock in accordance with the provisions of this Section 4, plus cash as provided in Section 4(g) below in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Convertible Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of shares of Common Stock represented thereby.

     Upon any mandatory conversion of shares of Series A Convertible Preferred Stock into shares of Common Stock pursuant to this Section 4(b), the holders of such converted shares shall surrender the certificates formerly representing such shares at the office of the Corporation or of any transfer agent for Common Stock. Thereupon, there shall be issued and delivered to each such holder, promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock were so converted and cash as provided in Section 4(g) below in respect of any fraction of a share of Common Stock issuable upon such conversion. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless and until certificates formerly evidencing the converted shares of Series A Convertible Preferred Stock are either delivered to the Corporation or its transfer agent, as hereinafter provided, or the holder thereof notifies the Corporation or such transfer agent that such certificates have been lost, stolen, or destroyed and executes and delivers an agreement to indemnify the Corporation from any loss incurred by it in connection therewith.

     (c) Adjustments for Extraordinary Common Stock Events. Upon the happening of an Extraordinary Common Stock Event (as defined in Section 4(j) hereof), automatically and without further action, and simultaneously with the happening of such Extraordinary Common Stock Event, the Series A Conversion Rate shall be adjusted by multiplying the then effective Series A Conversion Rate by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding (excluding treasury stock) immediately before such Extraordinary Common Stock Event, and the numerator of which shall be the number of shares of Common Stock outstanding (excluding treasury stock) immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series A Conversion Rate. The Series A Conversion Rate, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

     (d) Adjustments for Reclassifications. If the Common Stock issuable upon the conversion of Series A Convertible Preferred Stock shall be changed or converted into the same or a different number of shares of any class(es) or series of stock or into other securities or property, whether by recapitalization, reorganization, reclassification, consolidation, merger, share exchange, sale of all or substantially all of the assets of the Corporation to any entity or any other transaction (other than an Extraordinary Common Stock Event), then, and in each such event, the holder of each share of Series A Convertible Preferred Stock shall have the right thereafter in lieu of the right to convert such shares into Common Stock to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other event by holders of the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification or event, all subject to further adjustment as provided herein.

     (e) Adjustments Upon Immediate Payment Events; Election to Receive Consideration In Lieu of Adjustment. Either of the following transactions shall be deemed an "Immediate Payment Event": (1) a merger or consolidation of the
              -----------------------
Corporation with or into another entity, regardless of how structured or (2) the sale, transfer or other disposition of all or substantially all of the Corporation's assets (viewed on a consolidated basis, considering assets of the Corporation's subsidiaries as if they were assets of the Corporation) in a single transaction or series of related transactions.

     The Corporation shall not consummate an Immediate Payment Event unless the Corporation gives notice to the holders of Series A Convertible Preferred Stock
(i) that it intends to consummate an Immediate Payment Event, (ii) the date it anticipates such consummation to occur and (iii) that in connection with, and conditioned upon, the consummation of the Immediate Payment Event, each holder of shares of Series A Convertible Preferred Stock may elect to require the Corporation to redeem its shares of Series A Convertible Preferred Stock for an amount per share of Series A Convertible Preferred Stock equal to the amount that a holder of a share of the Series A Convertible Preferred Stock would be entitled to receive in the event of a Liquidation at the time of such Immediate Payment Event under Section 2(a) hereof where the consideration received by the Corporation or the holders of Common Stock, as applicable, in such Immediate Payment Event constituted the assets to be distributed in such Liquidation (the "Immediate Payment Redemption Amount") and in the same priority over payments in
 -----------------------------------
respect of other classes or series of capital stock of the Corporation as it would be accorded upon such Liquidation under Section 2(a). Such notice shall not contain any information which the Corporation in good faith considers to be material non-public information, unless simultaneous with the giving of such notice, the Corporation makes such information public. The Immediate Payment Redemption Amount shall be paid in the same form, whether cash, securities or other property, as the consideration received by the Corporation or the holders of Common Stock, as applicable, in such Immediate Payment Event. The value of any non-cash consideration shall be determined in accordance with the methodology for determining the value of non-cash assets set forth in Section 2(b) hereof; provided, that the value of readily
             --------
marketable securities shall be the average of the closing sales prices, or average between the closing bid and ask prices if there are no closing sales prices, of readily marketable securities for the twenty trading days prior to the closing of the Immediate Payment Event. Each holder of shares of Series A Convertible Preferred Stock that elects to require the Corporation to redeem its shares of Series A Convertible Preferred Stock shall give written notice of such election to the Corporation and surrender the certificate or certificates representing the shares of Series A Convertible Preferred Stock with respect to which such election is being made to the Corporation at the Corporation's principal offices no later than 5 days before the anticipated consummation date as set forth in the Corporation's notice with respect to the Immediate Payment Event; provided, that any such election notice shall be effective if given not
       --------
later than 30 days after the date of the Corporation's notice, pursuant to
Section 8 hereof, with respect to the Immediate Payment Event. Upon the consummation of the Immediate Payment Event, the Corporation shall pay the Immediate Payment Redemption Amount for such shares with respect to which certificates have been surrendered and each stock certificate surrendered for redemption shall be canceled and retired. If the number of shares represented by any certificate surrendered in respect of any such redemption exceeds the number of shares to be redeemed from the holder thereof, the Corporation shall issue and deliver to the surrendering holder, at the expense of the Corporation, a new certificate representing the unredeemed balance of such shares. Unless the Corporation defaults in the payment in full of the applicable Immediate Payment Redemption Amount, the holders of shares of Series A Convertible Preferred Stock who elect for redemption pursuant to this Section 4(e) shall cease to have any further rights with respect to the shares of Series A Convertible Preferred Stock they elect redemption from and after the date of consummation of the Immediate Payment Event, other than the right to receive the Immediate Payment Redemption Amount, without interest.

     (f) Certificate as to Adjustments. In each case of an adjustment or readjustment of the Series A Conversion Rate, the Corporation will promptly furnish each holder of Series A Convertible Preferred Stock with a certificate, prepared by the chief financial officer or treasurer of the Corporation, showing such adjustment or readjustment, and stating in reasonable detail the facts upon which such adjustment or readjustment is based.

     (g) Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of shares of Series A Convertible Preferred Stock. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of shares of Series A Convertible Preferred Stock, the Corporation shall pay to the holder of the shares of Series A Convertible Preferred Stock that were converted a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock (as determined in a manner reasonably prescribed by the Board of Directors) at the close of business on the Conversion Date.

     (h) Partial Conversion. In the event some but not all of the shares of Series A Convertible Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Convertible Preferred Stock that were not converted.

     (i) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of shares of Series A Convertible Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Convertible Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Convertible Preferred Stock, then the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     (j)  Extraordinary Common Stock Event.  As used herein, "Extraordinary
                                                              -------------
Common Stock Event" means (i) the issuance of additional shares of Common Stock
------------------
as a dividend or other distribution on outstanding Common Stock, (ii) the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock or (iii) the combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

     Section 5.  Optional Redemption.

     (a) Redemption Notice. The Corporation may, at any time, redeem all or a portion of the outstanding shares of Series A Convertible Preferred Stock by giving written notice (a "Redemption Notice") to each holder of record (at the
                          -----------------
close of business on the business day next preceding the day on which notice is given) of the Series A Convertible Preferred on the Redemption Notice Date (as defined below) at such holder's address as the same appears on the stock register of the Corporation, specifying the aggregate number of shares to be redeemed as well as the proportionate number of shares to be redeemed from each holder; provided that failure to give such notice or any deficiency therein
        --------
shall not affect the validity of the procedure for the redemption of any shares of Series A Convertible Preferred Stock to be redeemed except as to the holder or holders to whom the Corporation has failed to give said notice or except as to the holder or holders whose notice was defective. The date upon which such notice is delivered to the holders of the Series A Convertible Preferred Stock is referred to herein as a "Redemption Notice Date." The Corporation shall
                            ----------------------
redeem, out of funds legally available therefor, at the Redemption Price (as provided for in Section 5(b) below) all shares of Series A Convertible Preferred Stock stated in the Redemption Notice on a date specified therein (the "Redemption Date") which shall be at least thirty (30) days but not more than 60
 ---------------
days after delivering the Redemption Notice, except for shares in respect of which the Corporation receives a notice of conversion under Section 4(a) prior to the Redemption Date, which shares shall be converted into shares of Common Stock in accordance with Section 4(a). The aggregate number of shares to be redeemed pursuant to a Redemption Notice shall be apportioned among all of the holders of Series A Convertible Preferred Stock, pro rata based on the number of shares of Series A Convertible Preferred Stock held by each stockholder at the time of the Redemption Notice Date.

     (b) Redemption Price. The redemption price per share of Series A Convertible Preferred Stock (the "Redemption Price") shall be equal to the
                                  ----------------
Series A Liquidation Value thereof.

     (c) Mechanics of Redemption. Each holder of shares of Series A Convertible Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation at the Corporation's principal executive office, and thereupon the Corporation shall pay the Redemption Price for such shares to be paid as described in Section 5(a) or 5(b) hereof in immediately available funds, by wire transfer to an account designated by the holder of such shares or by certified or bank check payable to the order of such holder. Each stock certificate surrendered for redemption shall be canceled and retired. If the number of shares represented by any certificate surrendered in respect of any such redemption exceeds the number of shares to be redeemed from the holder thereof, the Corporation shall issue and deliver to the surrendering holder, at the expense of the Corporation, a new certificate representing the unredeemed balance of such shares.

     (d) Unless the Corporation defaults in the payment in full of the applicable Redemption Price, the holders of shares of Series A Convertible Preferred Stock called for redemption shall cease to have any further rights with respect thereto from and after the Redemption Date, other than the right to receive the Redemption Price, without interest.

     Section 6. Negative Covenants. The Corporation shall not, directly or indirectly, without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Convertible Preferred Stock, (i) amend the Corporation's Certificate of Incorporation or the Bylaws of the Corporation by merger, consolidation or otherwise (other than a merger or consolidation that constitutes an Immediate Payment Event) so as to adversely affect the rights and preferences of the Series A Convertible Preferred Stock, (ii) issue additional shares of Series A Convertible Preferred Stock or (iii) pay or cause to be paid any consideration, immediate or contingent, to any holder of Series A Convertible Preferred Stock for or as an inducement to or in connection with the solicitation of any consent, waiver or amendment of any of the terms of this Certificate of Designation, unless such consideration is required to be paid to all holders of Series A Convertible Preferred Stock who are bound by the consent, waiver of amendment whether or not such holders consent, waive or agree to amend.

     Section 7. Status of Converted, Redeemed or Purchased Stock. All shares of Series A Convertible Preferred Stock redeemed, converted, repurchased or otherwise acquired by the Corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class or series, and may thereafter be reissued, but not as shares of this Series A Convertible Preferred Stock.


     Section 8. Notices of Record Dates, Etc. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution, or (ii) there occurs any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, any transfer of all or substantially all of the assets of the Corporation to any other company, or any other entity or person, in a single transaction or series of related transactions or any voluntary or involuntary dissolution, liquidation, or winding-up of the Corporation, the Corporation shall deliver to each holder of Series A Convertible Preferred Stock, in accordance with Section 10(a) hereof, at least 15 days prior to such record date or 30 days prior to the proposed effective date of the transaction specified therein, as the case may be, a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding-up is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for cash, securities, and/or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding-up.

     Section 9. Ranking. The Series A Convertible Preferred Stock shall, with respect to dividends, redemption and the distribution of assets on Liquidation, rank (i) senior to the Common Stock and any other class or series of capital stock of the Corporation (whether now existing or hereafter created), which are not either Parity Stock or Senior Stock (as such terms are defined below) (the Common Stock and such other classes or series of capital stock of the Corporation that are junior to the Series A Convertible Preferred Stock being referred to herein as "Junior Stock"), (ii) on a parity with any class or series
                       ------------
of capital stock of the Corporation (whether now existing or hereafter created), which is issued in connection with a Conversion Event and the terms of which expressly provide that such class or series will rank on a parity with the Series A Convertible Preferred Stock (such other classes or series of capital stock of the Corporation that are on a parity with the Series A Convertible Preferred Stock being referred to herein as "Parity Stock"), and (iii) junior to
                                             ------------
any class or series of capital stock of the Corporation (whether now existing or hereafter created), which is issued in connection with a Conversion Event and the terms of which expressly provide that such class or series will rank senior to the Series A Convertible Preferred Stock (such other classes or series of capital stock of the Corporation that are senior to the Series A Convertible Preferred Stock being referred to herein as "Senior Stock"). Notwithstanding
                                             ------------
anything to the contrary set forth herein, the Corporation may issue Junior Stock, Parity Stock and Senior Stock; provided, however, that the Corporation
                                      --------  -------
may not, without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Convertible Preferred Stock, issue any Parity Stock or Senior Stock with a liquidation preference or right to payment upon redemption that is greater than the value of the consideration received by the Corporation in respect of shares of such Parity Stock or Senior Stock (other than dividends on such Parity Stock or Senior Stock paid in additional shares of Parity Stock or Senior Stock within the limitations of Section 1, which the Corporation shall be permitted to issue) (with the value of any non-cash consideration determined in accordance with the methodology for determining the value of non-cash assets set forth in Section 2(b)), plus accrued and unpaid dividends, if any.

     Section 10.  Miscellaneous.

     (a) Notices. All notices, requests, payments, instructions or other documents to be delivered hereunder to each holder of the Series A Convertible Preferred Stock shall be deemed delivered to each holder of record if delivered personally, mailed, certified or registered mail with postage prepaid, or sent by reliable overnight courier, or facsimile transmission, to each holder of record at its address or facsimile number appearing in the records of the Corporation. Any notice or other communication to a holder of Series A Convertible Preferred Stock in accordance with the provisions of this Certificate of

Designation shall be deemed to have been delivered (i) three business days after it is sent by certified or registered mail, postage prepaid, return receipt requested, (ii) upon receipt when delivered by hand or transmitted by facsimile (confirmation received) or (iii) one business day after it is sent by a reliable overnight courier service, with acknowledgment of receipt requested.

     (b) Transfer Taxes, Etc. The Corporation shall pay any and all stock transfer, documentary stamp taxes, and the like that may be payable in respect of any issuance or delivery of shares of Series A Convertible Preferred Stock or shares of Common Stock or other securities issued in respect of shares of Series A Convertible Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Convertible Preferred Stock or Common Stock or other securities in a name other than that in which such shares were registered, or in respect of any payment to any person other than the registered holder thereof with respect to any such shares, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery, or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

     (c) Transfer Agents. The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series A Convertible Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send written notice thereof to each holder of record of Series A Convertible Preferred Stock.

     (d) Electronic Transmission of Shares. In lieu of delivering physical certificates representing shares of Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock, and provided that (i) the Corporation's transfer agent is participating in the DTC FAST program and (ii) such program so permits, upon the request of the holder of the shares of Series A Convertible Preferred Stock being converted, the Corporation shall cause its transfer agent to electronically transmit such shares to the holder by crediting the account of the holder's prime broker with the DTC through the DWAC system or, in the event that the Corporation's transfer agent is not able to credit the holder's prime broker with the DTC through the DWAC system, by posting the shares to the DWAC system. Shares transmitted electronically through the DWAC system shall be deemed delivered immediately upon the crediting of such account or the posting of such shares to the DWAC system, as applicable. It shall be the holder's responsibility to instruct its broker to retrieve posted shares from the DWAC system.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its President this ___ day of ___________, 2001.

                              By:_________________________________
                              Name:
                              Title: